UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 8, 2019

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona	85705
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

Litigation Against Stein Riso Mantel McDonough, LLP, Former Counsel to Applied Energetics, Inc.

In its Current Report on Form 8-K filed July 9, 2018, Applied Energetics, Inc. (the “Company”) indicated that it had filed a lawsuit against George Farley and AnneMarieCo LLC (“AMC”) in the Court of Chancery in the State of Delaware. The Company has provided periodic updates on the progress of the litigation since its initial filing.

In a related matter, on February 8, 2019, the Company filed a complaint against Stein Riso Mantel McDonough, LLP, its former counsel, in the United States District Court for the Southern District of New York alleging the following:

1.	breach of fiduciary duty;

2.	legal malpractice;

3.	aiding and abetting a breach of fiduciary duty;

4.	voidance of fees under New York Rules of Professional Conduct 1.8;

5.	violation of New York Rule of Professional Conduct 1.5;

6.	securities fraud;

7.	breach of contract; and

8.	unjust enrichment.

The complaint against Stein Riso followed the issuance, on January 23, 2019, of a Memorandum Opinion granting the Company’s motion for a preliminary injunction by the Delaware Court of Chancery in the case against George Farley and AMC.

The Company expects to provide further updates on the status of both cases circumstances warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/ Bradford Adamczyk
Bradford Adamczyk,
Principal Executive Officer

Date: February 11, 2018

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